Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 8, 2022) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,176 and adjusted book value per share of $1,190 as of December 31, 2021. Book value per share and adjusted book value per share both increased 1% in the fourth quarter of 2021. Book value per share and adjusted book value per share decreased 7% and 6% in the year ended December 31, 2021, including dividends. Excluding net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha, adjusted book value per share increased 3% in the fourth quarter and 4% in the year ended December 31, 2021, including dividends.

Manning Rountree, CEO, commented, “ABVPS grew 1% in the fourth quarter. Strong results from our operating companies were partially offset by a mark-to-market decline in the value of our investment in MediaAlpha. BAM produced $34 million of total premiums and member surplus contributions in the quarter, driven by continuing primary market demand for insurance. Ark produced good underwriting results for the quarter and the year, while growing full year premiums 78%. NSM finished the year with new highs for pro forma controlled premiums and pro forma adjusted EBITDA. Likewise, Kudu finished the year by producing strong growth in adjusted EBITDA, recording $27 million of gains in the fair value of its portfolio and closing two transactions in the fourth quarter. Excluding MediaAlpha, our investment portfolio returned 1.8% for the quarter and 6.4% for the full year. We completed share repurchases of $13 million for the quarter and $108 million for the full year. We finished the year with roughly $400 million of undeployed capital.”

Comprehensive income (loss) attributable to common shareholders was $34 million and $(273) million in the fourth quarter and year ended December 31, 2021 compared to $495 million and $716 million in the fourth quarter and year ended December 31, 2020. Results in the fourth quarter and year ended December 31, 2021 included $55 million and $380 million of net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha. Results in the fourth quarter and year ended December 31, 2020 included $391 million and $746 million of net investment income and realized and unrealized investment gains from White Mountains’s investment in MediaAlpha, as well as $131 million from the release of a deferred tax liability as a result of an internal reorganization in connection with the MediaAlpha IPO.

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 28% basic ownership interest (26% on a fully-diluted/fully-converted basis). At the December 31 closing price of $15.44, which was down from $18.68 at September 30, the value of White Mountains’s investment in MediaAlpha was $262 million, which was down from $316 million at September 30, 2021. This accounted for a decrease of $18 in both book value per share and adjusted book value per share in the quarter. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $5.65 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. Our focus remains on MediaAlpha’s intrinsic value, not on fluctuations in its share price. We encourage you to read MediaAlpha’s fourth quarter earnings release and related shareholder letter scheduled for February 24, 2022, which will be available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $34 million and $118 million in the fourth quarter and year ended December 31, 2021 compared to $38 million and $131 million in the fourth quarter and year ended December 31, 2020. BAM insured municipal bonds with par value of $4.9 billion and $17.5 billion in the fourth quarter and year ended December 31, 2021 compared to $5.5 billion and $17.3 billion in the fourth quarter and year ended December 31, 2020. Total pricing was 70 and 67 basis points in the fourth quarter and year ended December 31, 2021 compared to 70 and 76 basis points in the fourth quarter and year ended December 31, 2020. BAM’s total claims paying resources were $1,192 million at December 31, 2021 compared to $1,181 million at September 30, 2021 and $987 million at December 31, 2020. In the first quarter of 2021, BAM completed a reinsurance agreement with Fidus Re that increased BAM’s claims paying resources by $150 million.

Seán McCarthy, CEO of BAM, said, “BAM insured $4.9 billion of par in the fourth quarter, capping off a good year. In 2021, investor demand for bond insurance remained strong, with more than 8% of new municipal bond issues insured, marking the highest penetration rate since 2009. For the full year, BAM insured a record $15.6 billion in the primary market. Total pricing was flat in the quarter and down modestly for the full year, reflecting both tighter credit spreads and higher average credit quality for new policies.”

Through the COVID-19 pandemic, BAM’s portfolio has performed well. All BAM-insured bond payments due through February 1, 2022 have been made by insureds, and there are no credits on BAM’s watchlist.

HG Global reported pre-tax income of $5 million and $21 million in the fourth quarter and year ended December 31, 2021 compared to pre-tax income of $8 million and $50 million in the fourth quarter and year ended December 31, 2020. The decreases in HG Global’s pre-tax income in the fourth quarter and year ended December 31, 2021 compared to the fourth quarter and year ended December 31, 2020, were driven primarily by lower investment returns on the HG Global investment portfolio.

BAM made a $34 million cash payment of surplus note principal and interest in December 2021 compared to $30 million in December 2020.

White Mountains reported pre-tax loss related to BAM of $16 million and $63 million in the fourth quarter and year ended December 31, 2021 compared to pre-tax loss related to BAM of $15 million and $45 million in the fourth quarter and year ended December 31, 2020. The increases in pre-tax loss related to BAM in the fourth quarter and year ended December 31, 2021 compared to the fourth quarter and year ended December 31, 2020, were driven primarily by lower investment returns on the BAM investment portfolio.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

Ark’s GAAP combined ratio was 70% and 87% in the fourth quarter and year ended December 31, 2021. Ark’s adjusted combined ratio, which adds back amounts ceded to third-party capital providers, was 67% and 85% in the fourth quarter and year ended December 31, 2021. The adjusted combined ratio for the year ended December 31, 2021 included ten points of catastrophe losses. The adjusted combined ratio in the fourth quarter of 2021 included five points of net favorable development on catastrophe losses incurred in 2021, principally from Hurricane Ida. The adjusted combined ratio in the fourth quarter and year ended December 31, 2021 included nine points and six points of net favorable prior year reserve development.

Ark reported gross written premiums of $164 million, net written premiums of $134 million and net earned premiums of $202 million in the fourth quarter of 2021. Ark reported gross written premiums of $1,059 million, net written premiums of $859 million and net earned premiums of $637 million in the year ended December 31, 2021. Ark reported pre-tax income of $57 million and $53 million in the fourth quarter and year ended December 31, 2021. Ark’s pre-tax income for the year ended December 31, 2021 reflected $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Ark had a good finish to the year with an adjusted combined ratio of 67% in the fourth quarter, benefiting from both light catastrophes and favorable reserve development. For the full year, Ark produced an adjusted combined ratio of 85%, an encouraging result in a year with heavy global catastrophe activity. Gross written premiums were $1,059 million for the year, up 78% from 2020 with risk adjusted rate change of 8%. In December, AM Best completed its annual review and affirmed Ark’s “A/stable” rating. Ark had a solid start to 2022, writing in excess of $500 million of gross written premiums in January with risk adjusted rate change up 11%.”

NSM

NSM reported commission and other revenues of $89 million, pre-tax income of $6 million and adjusted EBITDA of $18 million in the fourth quarter of 2021 compared to commission and other revenues of $73 million, pre-tax loss of $6 million and adjusted EBITDA of $15 million in the fourth quarter of 2020.

NSM reported commission and other revenues of $330 million, pre-tax loss of $28 million and adjusted EBITDA of $71 million in the year ended December 31, 2021 compared to commission and other revenues of $285 million, pre-tax loss of $13 million and adjusted EBITDA of $59 million in the year ended December 31, 2020. On April 12, 2021, NSM sold its Fresh Insurance motor business, which resulted in a loss of $29 million recorded in the first quarter of 2021. Results in the fourth quarter and year ended December 31, 2021 include the results of J.C. Taylor, an MGA offering classic and antique collector car insurance, from August 6, 2021, the date of its acquisition. Results in the fourth quarter and year ended December 31, 2021 and 2020 include the results of Kingsbridge Group Limited, a leading provider of commercial lines insurance and consulting services to the contingent workforce in the United Kingdom, from April 7, 2020, the date of its acquisition.

Geof McKernan, CEO of NSM, said, “NSM had a good fourth quarter to close out a strong year. Trailing 12 months pro forma controlled premiums increased to a record $1,203 million, up 1% quarter over quarter, while trailing 12 months pro forma adjusted EBITDA increased to a record $76 million, up 2% quarter over quarter. During 2021, we experienced significant growth, led by the Pet, Social Services and U.K. verticals.”

Kudu

Kudu reported total revenues of $45 million, pre-tax income of $37 million and adjusted EBITDA of $14 million in the fourth quarter of 2021 compared to total revenues of $25 million, pre-tax income of $19 million and adjusted EBITDA of $8 million in the fourth quarter of 2020. Total revenues and pre-tax income in the fourth quarter of 2021 included $22 million of realized investment gains and $5 million of unrealized investment gains on Kudu’s participation contracts compared to $14 million of unrealized investment gains on Kudu’s participation contracts in the fourth quarter of 2020.

Kudu reported total revenues of $134 million, pre-tax income of $108 million and adjusted EBITDA of $33 million in the year ended December 31, 2021 compared to total revenues of $46 million, pre-tax income of $28 million and adjusted EBITDA of $22 million in the year ended December 31, 2020. Total revenues and pre-tax income in the year ended December 31, 2021 included $22 million of realized investment gains and $68 million of unrealized investment gains on Kudu’s participation contracts compared to $16 million of unrealized investment gains on Kudu’s participation contracts in the year ended December 31, 2020.

As of December 31, 2021, Kudu had deployed $612 million in 17 asset and wealth management firms globally, including one that was exited. As of December 31, 2021, the asset and wealth management firms have combined assets under management of approximately $66 billion, spanning a range of asset classes. Kudu’s capital was deployed at an average gross cash yield at inception of 10.1%.

Rob Jakacki, CEO of Kudu, said, “Kudu had a strong fourth quarter and full year. Year over year, revenues from participation contracts increased 48% to $44 million, while adjusted EBITDA increased 48% to $33 million. Annualized adjusted EBITDA finished the year at $39 million. We were delighted to complete two transactions in the fourth quarter: Granahan Investment Management, an equity specialist managing U.S. and global small cap portfolios, and Radcliffe Capital Management, a manager of defensive credit and opportunistic strategies.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax (loss) income of $(52) million and $(392) million in the fourth quarter and year ended December 31, 2021 compared to $352 million and $626 million in the fourth quarter and year ended December 31, 2020. The Other Operations segment results in the fourth quarter and year ended December 31, 2021 and 2020 were driven primarily by net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. Net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha were $55 million and $380 million in the fourth quarter and year ended December 31, 2021 compared to net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha of $391 million and $686 million in the fourth quarter and year ended December 31, 2020.

Excluding MediaAlpha, net realized and unrealized investment gains were $17 million and $51 million in the fourth quarter and year ended December 31, 2021 compared to net realized and unrealized investment gains (losses) of $9 million and $(9) million in the fourth quarter and year ended December 31, 2020. Net investment income was $2 million and $18 million in the fourth quarter and year ended December 31, 2021 compared to $3 million and $82 million in the fourth quarter and year ended December 31, 2020. Net investment income in the year ended December 31, 2020 included $55 million of net proceeds received from a dividend recapitalization at MediaAlpha.

White Mountains’s Other Operations segment reported general and administrative expenses of $26 million and $106 million in the fourth quarter and year ended December 31, 2021 compared to $55 million and $142 million in the fourth quarter and year ended December 31, 2020. The decreases in general and administrative expenses in the fourth quarter and year ended December 31, 2021 compared to the fourth quarter and year ended December 31, 2020 were driven primarily by lower incentive compensation costs.

Share Repurchases

In the fourth quarter of 2021, White Mountains repurchased and retired 11,999 of its common shares for $13 million at an average share price of $1,072.72, or 90% of White Mountains’s December 31, 2021 adjusted book value per share. In the year ended December 31, 2021, White Mountains repurchased and retired 98,511 of its common shares for $108 million at an average share price of $1,091.29, or 92% of White Mountains’s December 31, 2021 adjusted book value per share.

In the year ended December 31, 2020, White Mountains repurchased and retired 99,087 of its common shares for $85 million at an average share price of $858.81, or 68% of White Mountains’s December 31, 2020 adjusted book value per share. White Mountains did not repurchase any of its common shares in the fourth quarter of 2020.

Investments

The total consolidated portfolio return was 0.3% in the fourth quarter of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 1.8% in the fourth quarter of 2021. The total consolidated portfolio return was 14.3% in the fourth quarter of 2020. Excluding MediaAlpha, the total consolidated portfolio return was 1.7% in the fourth quarter of 2020.

The total consolidated portfolio return was -3.4% for the year ended December 31, 2021. Excluding MediaAlpha, the total consolidated portfolio return was 6.4% for the year ended December 31, 2021. The total consolidated portfolio return was 31.9% for the year ended December 31, 2020. Excluding MediaAlpha, the total consolidated portfolio return was 4.6% for the year ended December 31, 2020.

Mark Plourde, Managing Director of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 1.8% in the quarter and 6.4% for the year, a solid result in a rising rate environment and driven by strong equity returns. The fixed income portfolio returned -0.3% for the quarter and -0.4% for the year, ahead of the longer duration BBIA Index returns of -0.5% and -1.3%. Excluding MediaAlpha, the equity portfolio returned 5.1% in the quarter and 19.3% for the year, strong absolute returns, but behind the S&P 500 Index returns of 11.0% and 28.7%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2021	September 30, 2021	December 31, 2020
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$934.1	$898.4	$859.5
Short-term investments	32.4	50.3	60.4
Total investments	966.5	948.7	919.9
Cash	19.8	21.8	42.8
Insurance premiums receivable	6.9	6.9	6.9
Deferred acquisition costs	33.1	31.7	27.8
Other assets	18.5	18.7	20.4
Total Financial Guarantee assets	1,044.8	1,027.8	1,017.8
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	688.6	618.1	—
Common equity securities	251.1	159.6	—
Short-term investments	296.2	396.5	—
Other long-term investments	326.2	320.6	—
Total investments	1,562.1	1,494.8	—
Cash	67.8	116.5	—
Reinsurance recoverables	448.4	465.6	—
Insurance premiums receivable	416.0	482.3	—
Ceded unearned premiums	67.1	92.1	—
Deferred acquisition costs and value of in-force business acquired	108.2	127.8	—
Goodwill and other intangible assets	292.5	292.5	—
Other assets	64.9	61.3	—
Total P&C Insurance and Reinsurance assets	3,027.0	3,132.9	—
Specialty Insurance Distribution (NSM)
Cash (restricted $89.2, $92.2 and $78.4)	111.5	126.5	126.5
Premium and commission receivable	85.0	78.8	76.7
Goodwill and other intangible assets	725.4	734.8	736.8
Other assets	55.4	56.4	59.6
Total Specialty Insurance Distribution assets	977.3	996.5	999.6
Asset Management (Kudu)
Other long-term investments	669.5	604.7	400.6
Cash (restricted $4.5, $4.5, $0.0)	21.4	14.8	7.8
Accrued investment income	16.9	9.0	9.8
Goodwill and other intangible assets	8.9	9.0	9.2
Other assets	10.4	8.5	2.8
Total Asset Management assets	727.1	646.0	430.2
Other Operations
Fixed maturity investments	286.2	316.4	347.7
Short-term investments	137.3	162.6	82.4
Investment in MediaAlpha	261.6	316.4	802.2
Other long-term investments	382.1	360.2	386.2
Total investments	1,067.2	1,155.6	1,618.5
Cash	38.8	31.1	34.1
Cash pre-funded/placed in escrow for Ark transaction	—	—	646.3
Goodwill and other intangible assets	39.1	48.7	36.4
Other assets	63.3	75.0	46.2
Assets held for sale	16.1	—	2.3
Total Other Operations assets	1,224.5	1,310.4	2,383.8
Total assets	$7,000.7	$7,113.6	$4,831.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2021	September 30, 2021	December 31, 2020
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$266.3	$257.0	$237.5
Accrued incentive compensation	24.7	21.0	25.7
Other liabilities	30.9	32.5	28.3
Total Financial Guarantee liabilities	321.9	310.5	291.5
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	894.7	890.9	—
Unearned insurance premiums	495.9	596.6	—
Debt	185.9	200.7	—
Reinsurance payable	424.1	481.4	—
Contingent consideration	28.0	24.0	—
Other liabilities	93.8	87.4	—
Total P&C Insurance and Reinsurance liabilities	2,122.4	2,281.0	—
Specialty Insurance Distribution (NSM)
Debt	272.1	295.0	272.6
Premiums payable	135.9	132.5	113.4
Contingent consideration	6.8	6.7	14.6
Other liabilities	80.5	84.2	91.2
Total Specialty Insurance Distribution liabilities	495.3	518.4	491.8
Asset Management (Kudu)
Debt	218.2	195.6	86.3
Other liabilities	42.8	40.2	10.0
Total Asset Management liabilities	261.0	235.8	96.3
Other Operations
Debt	16.8	19.1	17.5
Accrued incentive compensation	48.5	44.7	70.1
Other liabilities	30.1	49.8	46.3
Total Other Operations liabilities	95.4	113.6	133.9
Total liabilities	3,296.0	3,459.3	1,013.5

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	588.9	586.2	595.2
Retained earnings	2,957.5	2,935.3	3,311.2
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	1.7	.2	(.4)
Total White Mountains’s common shareholders’ equity	3,548.1	3,521.7	3,906.0
Non-controlling interests	156.6	132.6	(88.1)
Total equity	3,704.7	3,654.3	3,817.9
Total liabilities and equity	$7,000.7	$7,113.6	$4,831.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2020
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,548.1	$3,521.7	$3,906.0	$3,407.7
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(125.9)	(128.0)	(142.5)	(144.3)
HG Global’s unearned premium reserve (1)	214.6	206.8	190.0	181.0
HG Global’s net deferred acquisition costs (1)	(60.8)	(58.1)	(52.4)	(49.5)
Adjusted book value per share numerator	$3,576.0	$3,542.4	$3,901.1	$3,394.9
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,017.8	3,029.6	3,102.0	3,102.0
Unearned restricted common shares	(13.7)	(17.0)	(14.8)	(19.3)
Adjusted book value per share denominator	3,004.1	3,012.6	3,087.2	3,082.7
GAAP book value per share	$1,175.73	$1,162.44	$1,259.18	$1,098.56
Adjusted book value per share	$1,190.39	$1,175.86	$1,263.64	$1,101.28
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2020
Quarter-to-date change in GAAP book value per share, including dividends:	1.1%	(9.1)%	14.6%	7.6%
Quarter-to-date change in adjusted book value per share, including dividends:	1.2%	(9.0)%	14.7%	7.8%
Year-to-date change in GAAP book value per share, including dividends:	(6.5)%	(7.6)%	23.1%	7.4%
Year-to-date change in adjusted book value per share, including dividends:	(5.7)%	(6.9)%	24.2%	8.2%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
GOODWILL AND OTHER INTANGIBLE ASSETS
(Unaudited)

	December 31, 2021	September 30, 2021		December 31, 2020	September 30, 2020
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8	$116.8		$—	$—
NSM	503.2	529.6	(1)	506.4	511.8	(2)
Kudu	7.6	7.6		7.6	7.6
Other Operations	17.9	17.4		11.5	20.7	(2)
Total goodwill	645.5	671.4		525.5	540.1
Other intangible assets:
Ark	175.7	175.7		—	—
NSM	222.2	205.2		230.4	218.5
Kudu	1.3	1.4		1.6	1.7
Other Operations	21.2	31.3		24.9	16.0
Total other intangible assets	420.4	413.6		256.9	236.2
Total goodwill and other intangible assets	1,065.9	1,085.0		782.4	776.3
Goodwill and other intangible assets attributed to non-controlling interests	(117.6)	(118.0)		(28.1)	(27.1)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$948.3	$967.0		$754.3	$749.2
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of JC Taylor had not yet been finalized at September 30, 2021.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Kingsbridge and an acquisition within Other Operations had not yet been finalized at September 30, 2020.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$7.3	$5.6	$26.9	$22.8
Net investment income	4.3	4.4	17.5	19.5
Net realized and unrealized investment gains (losses)	(7.3)	—	(22.9)	23.7
Other revenues	.6	.4	1.5	2.5
Total Financial Guarantee revenues	4.9	10.4	23.0	68.5
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	201.5	—	637.3	—
Net investment income	1.1	—	2.9	—
Net realized and unrealized investment gains (losses)	6.2	—	16.5	—
Other revenues	2.4	—	11.8	—
Total P&C Insurance and Reinsurance revenues	211.2	—	668.5	—
Specialty Insurance Distribution (NSM)
Commission revenues	63.4	58.3	258.0	232.5
Other revenues	25.6	15.0	72.4	52.6
Total Specialty Insurance Distribution revenues	89.0	73.3	330.4	285.1
Asset Management (Kudu)
Net investment income	17.8	10.2	43.9	29.5
Net realized and unrealized investment gains (losses)	27.4	14.4	89.9	15.9
Other revenues	—	.1	.2	.3
Total Asset Management revenues	45.2	24.7	134.0	45.7
Other Operations
Net investment income	2.1	2.7	18.2	82.0
Net realized and unrealized investment gains (losses)	16.7	8.6	50.7	(8.8)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(54.8)	391.0	(380.3)	686.0
Commission revenues	2.6	2.2	9.6	8.3
Other revenues	33.1	7.9	90.7	13.9
Total Other Operations revenues	(.3)	412.4	(211.1)	781.4
Total revenues	$350.0	$520.8	$944.8	$1,180.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.8	$1.6	$8.3	$7.0
General and administrative expenses	14.4	15.4	57.1	56.8
Total Financial Guarantee expenses	16.2	17.0	65.4	63.8
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	67.0	—	314.8	—
Insurance and reinsurance acquisition expenses	53.6	—	178.0	—
General and administrative expenses	31.1	—	115.5	—
Interest expense	2.8	—	7.3	—
Total P&C Insurance and Reinsurance expenses	154.5	—	615.6	—
Specialty Insurance Distribution (NSM)
General and administrative expenses	48.0	45.9	190.1	176.9
Broker commission expenses	19.3	18.9	80.2	75.3
Change in fair value of contingent consideration	.2	(1.7)	1.0	(3.3)
Amortization of other intangible assets	10.2	10.5	35.2	26.7
Loss on assets held for sale	—	—	28.7	—
Interest expense	5.6	6.0	23.3	22.1
Total Specialty Insurance Distribution expenses	83.3	79.6	358.5	297.7
Asset Management (Kudu)
General and administrative expenses	5.5	4.3	14.5	11.8
Amortization of other intangible assets	.1	—	.3	.3
Interest expense	2.5	1.7	11.7	6.0
Total Asset Management expenses	8.1	6.0	26.5	18.1
Other Operations
Cost of sales	23.4	4.8	69.3	11.3
General and administrative expenses	26.0	54.8	105.7	141.9
Amortization of other intangible assets	1.4	.7	4.3	1.3
Interest expense	.4	.6	1.5	1.4
Total Other Operations expenses	51.2	60.9	180.8	155.9
Total expenses	313.3	163.5	1,246.8	535.5
Pre-tax income (loss) from continuing operations	36.7	357.3	(302.0)	645.2
Income tax (expense) benefit	3.3	117.6	(38.6)	20.5
Net income (loss) from continuing operations	40.0	474.9	(340.6)	665.7
Net gain (losses) from sale of discontinued operations, net of tax	—	(1.5)	18.7	(2.3)
Net income (loss)	40.0	473.4	(321.9)	663.4
Net income (loss) attributable to non-controlling interests	(7.2)	15.8	46.5	45.3
Net income (loss) attributable to White Mountains’s common shareholders	$32.8	$489.2	$(275.4)	$708.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to White Mountains’s common shareholders	$32.8	$489.2	$(275.4)	$708.7
Other comprehensive income (loss), net of tax	1.3	6.3	1.9	7.3
Comprehensive income (loss)	34.1	495.5	(273.5)	716.0
Other comprehensive (income) loss attributable to non-controlling interests	.2	(.2)	.2	(.5)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$34.3	$495.3	$(273.3)	$715.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic earnings (loss) per share
Continuing operations	$10.87	$158.19	$(95.53)	$227.72
Discontinued operations	—	(.49)	6.07	(.75)
Total consolidated operations	$10.87	$157.70	$(89.46)	$226.97

Diluted earnings (loss) per share
Continuing operations	$10.87	$158.19	$(95.53)	$227.72
Discontinued operations	—	(.49)	6.07	(.75)
Total consolidated operations	$10.87	$157.70	$(89.46)	$226.97
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.1	$1.2	$201.5	$—	$—	$—	$208.8
Net investment income	1.8	2.5	1.1	—	17.8	2.1	25.3
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	(4.2)	(3.1)	6.2	—	27.4	16.7	43.0
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(54.8)	(54.8)
Commission revenues	—	—	—	63.4	—	2.6	66.0
Other revenues	.2	.4	2.4	25.6	—	33.1	61.7

Total revenues	6.8	(1.9)	211.2	89.0	45.2	(.3)	350.0
Expenses:
Loss and loss adjustment expenses	—	—	67.0	—	—	—	67.0
Insurance acquisition expenses	1.4	.4	53.6	—	—	—	55.4
Cost of sales	—	—	—	—	—	23.4	23.4
General and administrative expenses	.7	13.7	31.1	48.0	5.5	26.0	125.0
Broker commission expenses	—	—	—	19.3	—	—	19.3
Change in fair value of contingent consideration	—	—	—	.2	—	—	.2
Amortization of other intangible assets	—	—	—	10.2	.1	1.4	11.7
Interest expense	—	—	2.8	5.6	2.5	.4	11.3
Total expenses	2.1	14.1	154.5	83.3	8.1	51.2	313.3

Pre-tax income (loss)	$4.7	$(16.0)	$56.7	$5.7	$37.1	$(51.5)	$36.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$4.6	$1.0	$—	$—	$—	$5.6
Net investment income	1.7	2.7	—	10.2	2.7	17.3
Net investment income (expense) - BAM surplus note interest	4.7	(4.7)	—	—	—	—
Net realized and unrealized investment gains (losses)	(.3)	.3	—	14.4	8.6	23.0
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	391.0	391.0
Commission revenues	—	—	58.3	—	2.2	60.5
Other revenues	—	.4	15.0	.1	7.9	23.4

Total revenues	10.7	(.3)	73.3	24.7	412.4	520.8
Expenses:
Insurance acquisition expenses	1.4	.2	—	—	—	1.6
Cost of sales	—	—	—	—	4.8	4.8
General and administrative expenses	1.0	14.4	45.9	4.3	54.8	120.4
Broker commission expenses	—	—	18.9	—	—	18.9
Change in fair value of contingent consideration	—	—	(1.7)	—	—	(1.7)
Amortization of other intangible assets	—	—	10.5	—	.7	11.2
Interest expense	—	—	6.0	1.7	.6	8.3

Total expenses	2.4	14.6	79.6	6.0	60.9	163.5

Pre-tax income (loss)	$8.3	$(14.9)	$(6.3)	$18.7	$351.5	$357.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$22.2	$4.7	$637.3	$—	$—	$—	$664.2
Net investment income	7.2	10.3	2.9	—	43.9	18.2	82.5
Net investment income (expense) - BAM surplus note interest	12.0	(12.0)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	(13.7)	(9.2)	16.5	—	89.9	50.7	134.2
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(380.3)	(380.3)
Commission revenues	—	—	—	258.0	—	9.6	267.6
Other revenue	.5	1.0	11.8	72.4	.2	90.7	176.6

Total revenues	28.2	(5.2)	668.5	330.4	134.0	(211.1)	944.8
Expenses:
Loss and loss adjustment expenses	—	—	314.8	—	—	—	314.8
Insurance acquisition expenses	5.7	2.6	178.0	—	—	—	186.3
Cost of sales	—	—	—	—	—	69.3	69.3
General and administrative expenses	2.0	55.1	115.5	190.1	14.5	105.7	482.9
Broker commission expenses	—	—	—	80.2	—	—	80.2
Change in fair value of contingent consideration	—	—	—	1.0	—	—	1.0
Amortization of other intangible assets	—	—	—	35.2	.3	4.3	39.8
Loss on assets held for sale	—	—	—	28.7	—	—	28.7
Interest expense	—	—	7.3	23.3	11.7	1.5	43.8
Total expenses	7.7	57.7	615.6	358.5	26.5	180.8	1,246.8

Pre-tax income (loss)	$20.5	$(62.9)	$52.9	$(28.1)	$107.5	$(391.9)	$(302.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$18.7	$4.1	$—	$—	$—	$22.8
Net investment income	7.8	11.7	—	29.5	82.0	131.0
Net investment income (expense) - BAM surplus note interest	18.8	(18.8)	—	—	—	—
Net realized and unrealized investment gains (losses)	11.8	11.9	—	15.9	(8.8)	30.8
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	686.0	686.0
Commission revenues	—	—	232.5	—	8.3	240.8
Other revenue	.3	2.2	52.6	.3	13.9	69.3

Total revenues	57.4	11.1	285.1	45.7	781.4	1,180.7
Expenses:
Insurance acquisition expenses	4.7	2.3	—	—	—	7.0
Cost of sales	—	—	—	—	11.3	11.3
General and administrative expenses	2.6	54.2	176.9	11.8	141.9	387.4
Broker commission expenses	—	—	75.3	—	—	75.3
Change in fair value of contingent consideration	—	—	(3.3)	—	—	(3.3)
Amortization of other intangible assets	—	—	26.7	.3	1.3	28.3
Interest expense	—	—	22.1	6.0	1.4	29.5
Total expenses	7.3	56.5	297.7	18.1	155.9	535.5

Pre-tax income (loss)	$50.1	$(45.4)	$(12.6)	$27.6	$625.5	$645.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
BAM	2021	2020	2021	2020
Gross par value of primary market policies issued	$4,389.6	$5,154.6	$15,560.8	$15,279.6
Gross par value of secondary market policies issued	472.3	357.2	1,118.9	2,022.9
Gross par value of assumed reinsurance	—	—	805.5	36.9
Total gross par value of market policies issued	$4,861.9	$5,511.8	$17,485.2	$17,339.4
Gross written premiums	$16.6	$16.1	$55.6	$61.7
MSC collected	17.4	22.0	62.2	68.9
Total gross written premiums and MSC collected	34.0	38.1	117.8	130.6
Present value of future installment MSC collections	—	—	—	.3
Gross written premium adjustments on existing installment policies	.1	.3	.2	.4
Gross written premiums and MSC from new business	$34.1	$38.4	$118.0	$131.3
Total pricing	70 bps	70 bps	67 bps	76 bps

	As of December 31, 2021	As of September 30, 2021	As of December 31, 2020
Policyholders’ surplus	$298.1	$322.8	$324.7
Contingency reserve	101.8	102.7	86.4
Qualified statutory capital	399.9	425.5	411.1
Statutory net unearned premiums	49.5	48.3	45.2
Present value of future installment premiums and MSC	13.8	13.9	14.0
HG Re, Ltd collateral trusts at statutory value	478.9	442.8	417.0
Fidus Re, Ltd collateral trust at statutory value	250.0	250.0	100.0
Claims paying resources	$1,192.1	$1,180.5	$987.3

	Three Months Ended December 31,		Twelve Months Ended December 31,
HG Global	2021	2020	2021	2020
Net written premiums	$14.2	$13.9	$47.6	$53.0
Earned premiums	$6.1	$4.6	$22.2	$18.7

	As of December 31, 2021	As of September 30, 2021	As of December 31, 2020	As of September 30, 2020
Unearned premiums	$221.5	$213.4	$196.1	$186.8
Deferred acquisition costs	$62.7	$59.9	$54.1	$51.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Three Months Ended December 31, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$163.7	$—	$163.7
Net written premiums	$133.6	$(.6)	$133.0
Net earned premiums	$201.5	$11.3	$212.8

Insurance expenses:
Loss and loss adjustment expenses	$67.0	$(7.4)	$59.6
Insurance acquisition expenses	53.6	—	53.6
Other underwriting expenses (1)	21.0	7.5	28.5
Total insurance expenses	$141.6	$.1	$141.7

Ratios:
Loss and loss adjustment expense	33.3%		28.0%
Insurance acquisition expense	26.6%		25.2%
Other underwriting expense	10.4%		13.4%
Combined Ratio	70.3%		66.6%
(1) Included within general and administrative expenses.

	For the Twelve Months Ended December 31, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$1,058.7	$—	$1,058.7
Net written premiums	$859.1	$(6.5)	$852.6
Net earned premiums	$637.3	$76.3	$713.6

Insurance expenses:
Loss and loss adjustment expenses	$314.8	$39.8	$354.6
Insurance acquisition expenses	178.0	—	178.0
Other underwriting expenses (1)	64.6	9.2	73.8
Total insurance expenses	$557.4	$49.0	$606.4

Ratios:
Loss and loss adjustment expense	49.4%		49.7%
Insurance acquisition expense	27.9%		24.9%
Other underwriting expense	10.1%		10.3%
Combined Ratio	87.4%		84.9%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended December 31, 2020	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2021
Commission revenues	$58.3	$63.4	$232.5	$258.0
Broker commission expenses	18.9	19.3	75.3	80.2
Gross profit	39.4	44.1	157.2	177.8
Other revenues	15.0	25.6	52.6	72.4
General and administrative expenses	45.9	48.0	176.9	190.1
Change in fair value of contingent consideration	(1.7)	.2	(3.3)	1.0
Amortization of other intangible assets	10.5	10.2	26.7	35.2
Loss on assets held for sale	—	—	—	28.7
Interest expense	6.0	5.6	22.1	23.3
GAAP pre-tax income (loss)	(6.3)	5.7	(12.6)	(28.1)
Income tax (expense) benefit	2.9	(2.0)	5.7	5.6
GAAP net income (loss)	(3.4)	3.7	(6.9)	(22.5)

Add back:
Interest expense	6.0	5.6	22.1	23.3
Income tax expense (benefit)	(2.9)	2.0	(5.7)	(5.6)
General and administrative expenses – depreciation	1.6	1.7	4.5	5.4
Amortization of other intangible assets	10.5	10.2	26.7	35.2
EBITDA	11.8	23.2	40.7	35.8

Exclude:
Change in fair value of contingent consideration	(1.7)	.2	(3.3)	1.0
Non-cash equity-based compensation expense	1.4	.7	2.4	2.0
Impairments of intangible assets	—	—	6.2	—
Loss on assets held for sale	—	—	—	28.7
Transaction expenses	1.6	1.2	7.2	4.8
Investments made in the development of new business lines	.3	.4	.9	.8
Restructuring expenses	1.6	.3	4.8	5.4
Legal settlements	—	(7.6)	—	(7.6)
Adjusted EBITDA	$15.0	$18.4	$58.9	70.9

Adjustment to remove Fresh Insurance motor business’s adjusted EBITDA from January 1, 2021				.7
Adjustment to include J.C. Taylor’s adjusted EBITDA from January 1, 2021 to August 6, 2021				4.6
Pro forma adjusted EBITDA				$76.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended December 31, 2020	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2021
Net investment income	$10.2	$17.8	$29.5	$43.9
Net realized and unrealized investment gains (losses)	14.4	27.4	15.9	89.9
Other revenues	.1	—	.3	.2
Total revenues	24.7	45.2	45.7	134.0
General and administrative expenses	4.3	5.5	11.8	14.5
Amortization of other intangible assets	—	.1	.3	.3
Interest expense	1.7	2.5	6.0	11.7
Total expenses	6.0	8.1	18.1	26.5
GAAP pre-tax income (loss)	18.7	37.1	27.6	107.5
Income tax (expense) benefit	(3.8)	(4.1)	(7.0)	(29.5)
GAAP net income (loss)	14.9	33.0	20.6	78.0

Add back:
Interest expense	1.7	2.5	6.0	11.7
Income tax expense (benefit)	3.8	4.1	7.0	29.5
General and administrative expenses – depreciation	—	—	—	—
Amortization of other intangible assets	—	.1	.3	.3
EBITDA	20.4	39.7	33.9	119.5

Exclude:
Net realized and unrealized investment (gains) losses	(14.4)	(27.4)	(15.9)	(89.9)
Non-cash equity-based compensation expense	.3	.8	.4	1.2
Transaction expenses	2.1	1.1	3.7	2.0
Adjusted EBITDA	$8.4	$14.2	$22.1	32.8

Adjustment to annualize partial year revenues for participation contracts acquired (1)				8.7
Adjustment to remove partial year revenues for participation contracts sold				(2.2)
Annualized adjusted EBITDA				$39.3
(1) As no revenues were due to be accrued in 2021 under the Granahan Investment Management and Radcliffe Capital Management participation contracts, they were not included in the adjustment to annualize partial year revenues for participation contracts acquired. These contracts will be included in the adjustment in the first quarter of 2022.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $130 million, $132 million, $147 million and $149 million less than the nominal GAAP carrying values as of December 31, 2021, September 30, 2021, December 31, 2020 and September 30, 2020, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $159 million, $154 million, $142 million and $136 million as of December 31, 2021, September 30, 2021, December 31, 2020 and September 30, 2020, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8.

•The growth in adjusted book value per share excluding net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha on page 1 is a non-GAAP financial measure. White Mountains believes this measure to be useful to management and investors by showing the underlying performance of White Mountains without regard to the impact of changes in MediaAlpha’s share price. A reconciliation from GAAP to the reported percentages is as follows:

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Growth in GAAP book value per share	1.1%	(6.5)%
Adjustments to book value per share (see reconciliation on page 8)	0.1%	0.8%
Remove net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha	1.6%	10.0%
Growth in adjusted book value per share excluding net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha	2.8%	4.3%

•BAM’s gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 17.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements related to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis. The reconciliation from the GAAP ratios to the adjusted ratios is included on page 18.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) loss on assets held for sale, (v) transaction expenses, (vi) investments made in the development of new business lines, (vii) restructuring expenses and (viii) legal settlements. A description of each follows:
•Change in fair value of contingent consideration liabilities - Contingent consideration liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, contingent consideration liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Loss on assets held for sale - Represents the loss on net assets held for sale related to the Fresh Insurance motor business.
•Transaction expenses - Represents costs directly related to NSM’s mergers and acquisitions activity, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.
•Legal settlements - Represents amounts recognized from legal settlements.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also (i) includes the earnings (losses) of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by NSM and (ii) removes the earnings (losses) for the previous 12 months related to businesses sold by NSM.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 19 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes revenues related to revenue and earnings participation contracts sold during the previous 12-month period. Annualized revenues related to participation contracts acquired during the previous 12-month period are calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12-month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount. The adjustment to remove revenues for contracts sold during the previous 12-month period is calculated on a contract-by-contract basis based on actual revenues earned.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12-month period. See page 20 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Total consolidated portfolio return	0.3%	14.3%	(3.4)%	31.9%
Remove MediaAlpha	1.5%	(12.6)%	9.8%	(27.3)%
Total consolidated portfolio return excluding MediaAlpha	1.8%	1.7%	6.4%	4.6%

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Total equity portfolio return	1.2%	(7.1)%
Remove MediaAlpha	3.9%	26.4%
Total equity portfolio return excluding MediaAlpha	5.1%	19.3%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.